AMRESCO



 March 14, 1996



 Mr. Dan Pace
 Merrill Lynch Mortgage Investors, Inc.
 World Financial Center, North Tower
 250 Vesey Street, 17th Floor
 New York, NY 10281-1317


 Mr. A. Hinton
 State Street Bank and Trust Company
 Corporate Trust Department
 225 Franklin Street
 Boston, MA 02110


 RE: Officer's Certification - MLMI 1994 M-1


 Dear Mr. Pace and Mr. Hinton:

 In accordance with the terms of the Pooling and Servicing Agreement, dated as of April 1, 1994, with Merrill Lynch Mortgage Investors, Inc., as Depositor, among others, the undersigned, as Vice President of AMRESCO Management, Inc., formerly known as BEI Management, Inc. (the "Company"), hereby certified that (i) a review of the activities of the Company during the preceding calendar year and performance under the Agreement has been made under my supervision, and (ii) to the best of my knowledge based on such review, the Company has fulfilled all of its obligations under the Agreement in all material respects for the year ended December 31, 1995.



 Sincerely,

 AMRESCO Management, Inc.

 Laurence W. Nixon

 Laurence W. Nixon
 Vice President



 LN/cc



                            AMRESC0, INC .
 1845 Woodall Rodgers Freeway, Suite 1400 - Dallas, Texas 75201  214-953-7700